Exhibit 99.1

January 11, 2024

Antero Midstream Announces Pricing of Upsized $600 Million Offering of Senior Notes

DENVER, Jan. 11, 2024 /PRNewswire/ -- Antero Midstream Corporation (NYSE: AM) (“Antero Midstream”) announced today the pricing of its upsized private placement to eligible purchasers of $600 million in aggregate principal amount of 6.625% senior unsecured notes due 2032 at par (the “Notes”). The offering is expected to close on January 16, 2024, subject to customary closing conditions.

Antero Midstream estimates that it will receive net proceeds of approximately $593 million, after deducting the initial purchasers’ discounts and estimated expenses. Antero Midstream intends to use the net proceeds from the offering to repay indebtedness under its revolving credit facility, which amounts may be reborrowed for general corporate purposes, including repayment of near-term maturities.

The Notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Antero Midstream Corporation is a Delaware corporation that owns, operates and develops midstream gathering, compression, processing and fractionation assets located in the Appalachian Basin, as well as integrated water assets that primarily service Antero Resources Corporation’s properties.

This release includes "forward-looking statements.” Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Midstream’s control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Midstream expects, believes or anticipates will or may occur in the future, such as statements regarding the proposed offering and the intended use of proceeds are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements speak only as of the date of this release. Although Antero Midstream believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Midstream expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to our business, most of which are difficult to predict and many of which are beyond Antero Midstream’s control. These risks include, but are not limited to, commodity price volatility, inflation, supply chain or other disruptions, environmental risks, Antero Resources Corporation’s drilling and completion and other operating risks, regulatory changes or changes in law, the uncertainty inherent in projecting Antero Resources Corporation’s future rates of production, cash flows and access to capital, the timing of development expenditures, impacts of geopolitical events, including the conflicts in Ukraine and in the Middle East, and world health events, cybersecurity risks, the state of markets for, and availability of, verified quality carbon offsets and the other risks described under the heading "Item 1A. Risk Factors" in Antero Midstream’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequently filed Quarterly Reports on Form 10-Q.

SOURCE Antero Midstream Corporation